UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

National Wine & Spirits, Inc.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	333-74589 (Commission File Number)	35-2064429 (I.R.S. Employer Identification No.)

700 West Morris Street, P.O. Box 1602 Indianapolis, Indiana (Address of principal executive offices)	46206 (Zip Code)

        Registrant’s telephone number, including area code: (317) 636-6092

Item 8.01.    Other Events

        On July 28, 2006, National Wine & Spirits, Inc. (the “Company”) issued a press release announcing that NWS – Illinois, LLC, a wholly owned subsidiary of the Company, has offered to buy Glazer’s Distributors of Illinois, Inc. out of its management services contract in the Illinois market.

        A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

        The following exhibit is filed as a part of this report:

        99.1         Press Release dated July 28, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL WINE & SPIRITS, INC. By: /s/ James E. LaCrosse Name: James E. LaCrosse Title Chairman, President, Chief Executive Officer and Chief Financial Officer

Date: July 28, 2006

Exhibit Index

Exhibit No. 99.1	Description Press Release dated July 28, 2006.